EXHIBIT 10.2

                              SEPARATION AGREEMENT

     This Separation Agreement (this "Agreement"), dated as of October 31, 2006, by and between MedCom USA, Incorporated, a Delaware corporation ("MEDCOM") Card Activation Technologies Inc., a Delaware corporation ("CAT") which as of the date of this agreement is a wholly owned subsidiary of MedCom.

                                    RECITALS

     Whereas, MedCom desires to separate its several businesses comprised of its healthcare and financial transaction solutions business and its proprietary patented payment transaction technology, both of which have been continuously engaged in their respective businesses for substantially more than five years, into independent companies; and

     Whereas, such separation will allow the separate companies focus on their separate business models and markets, allow management to focus on their respective businesses and enhance access to financing by allowing banks and the financial community to focus separately on the respective businesses; and

     Whereas, MedCom intends to Spin-off through a distribution of CAT shares to the shareholder's of MedCom on a date certain, subject to certain conditions; and

     Whereas, the distribution of the CAT shares is intended to be a taxable event as Medcom will retain 40% of the CAT Stock, this dristibution will not meet the 80% control requirement of Section 355 and,

     Whereas, MedCom and CAT have determined that it is necessary and desirable to set forth certain agreements that will govern certain matters relating to the Distribution.

     Therefore, in consideration of the mutual agreements, provisions and covenants contained in this agreement, the parties to it agree as follows:

                                    AGREEMENT

The  parties,  intending  to  be  legally  bound,  agree  as  follows:

                                    ARTICLE I
                                   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

     1.1 "ADMINISTRATIVE SERVICES AGREEMENT" means the Administrative Services Agreement dated the date of this agreement and entered into between MedCom and CAT.


--------------------------------------------------------------------------------
Separation Agreement                                                Page 1 of 11

     1.2 "AFFILIATE" means the term "affiliate" as defined in Regulation 12b-2 under the Exchange Act.

     1.3 "ANCILLARY AGREEMENTS" means the Tax Sharing Agreement, the Administrative Services Agreement and any other agreement entered into between the parties to this agreement on or prior to the Distribution Date, the terms of which are to be effective after the Distribution Date.

     1.4     "CODE"  means  the  Internal  Revenue  Code  of  1986,  as amended.

     1.5     "COMMISSION"  means  the  Securities  and  Exchange  Commission.

     1.6 "DISTRIBUTION" means the distribution to the MedCom shareholders of certain shares of CAT common stock owned by MedCom on the Distribution Date.

     1.7 "DISTRIBUTION DATE" means the close of business on the date determined by the MedCom Board as of which the Distribution shall be effected.

     1.8 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor legislation.

     1.9 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     1.10 "INSURANCE PROCEEDS" means those monies (i) received by an insured from an insurance carrier, or (ii) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustments (including reserves), retrospectively rated premium adjustments, deductibles, retentions, or costs paid by such insured.

     1.11    "IRS"  means  the  Internal  Revenue  Service.

     1.12    "MEDCOM  BOARD"  means  the  board  of  directors  of  MedCom.

     1.13    "MEDCOM  STOCK"  means  the  common  stock  of  MedCom.

     1.14    "CAT  COMMON  STOCK"  means  the  common  stock  of  CAT.

     1.15 "LIABILITIES" means any and all debts, losses, liabilities, claims, damages, obligations, payments, costs and expenses, absolute or contingent, mature or not mature, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this agreement), including all attorney's fees, costs and expenses relating to them, and including, without limitation, those debts, losses, liabilities, claims, damages, obligations, payments, costs and expenses, arising under any law, rule, regulation, action, threatened action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     1.16 "OTC-BB" means the National Association of Securities Dealers Over the Counter Bulletin Board quotation system.


--------------------------------------------------------------------------------
Separation Agreement                                                Page 2 of 11

     1.17 "RECORD DATE" means the close of business on the date to be determined by the MedCom Board as the record date for the Distribution.

     1.18 "TAX SHARING AGREEMENT" means the tax sharing agreement, dated the date of this agreement, entered into between MedCom and CAT.

                                   ARTICLE II
                                THE DISTRIBUTION

     2.01    THE  DISTRIBUTION.

             (a) MedCom and CAT agree that effective at the close of business on December 15, 2006, MedCom's shareholders will be entitled to one share of CAT common stock for every one share of MedCom stock held at that time. The payables date for the actual distribution of the shares will be determined by the Board of MedCom and shall be based upon the filing of the CAT registration statement under Form SB-2.

             (b) On the payable date, MedCom will deliver to the transfer agent for CAT instructions for the stock transfer agent to act as a distribution agent for the shares of CAT to be distributed to the MedCom stockholders. The distribution agent will effect delivery of the shares of the CAT common stock issuable in the spin off through the transfer agent's book-entry registration system by mailing to each record holder a statement of holdings detailing the record holder's ownership interest in CAT and the method by which the record holder may access its account. SB-2.

             (c) Following the payable date, MedCom shall retain 60,000,000 shares of common stock of CAT.

     2.02 COOPERATION PRIOR TO THE DISTRIBUTION. MedCom and CAT shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States, in connection with the transactions contemplated by this agreement and the Ancillary Agreements.

     2.03 CONDITIONS TO DISTRIBUTION. This agreement and the consummation of each of the transactions provided for in this agreement shall be subject to approval of the MedCom Board. The MedCom Board shall in its discretion establish the Record Date, the Distribution Date and payables date and all appropriate procedures in connection with the Distribution, but in no event shall the Distribution Date occur prior to such time as all of the following have occurred: (i) the MedCom Board has formally approved the Distribution; and (ii) the transactions contemplated by Article III shall have been consummated in all material respects; provided that the satisfaction of such conditions shall not create any obligation on the part of MedCom or any other party to this agreement to effect the Distribution or in any way limit MedCom's power of termination set forth in Section 6.08 or alter the consequences of any such termination from those specified in such Section.


--------------------------------------------------------------------------------
Separation Agreement                                                Page 3 of 11

     2.04    CERTAIN  POST-DISTRIBUTION  TRANSACTIONS.

             (a) CAT shall comply with each representation and statement made, or to be made, to any taxing authority in connection with any ruling obtained, or to be obtained, by MedCom and/or CAT, from any taxing authority with respect to the transactions contemplated by this agreement.

             (b) MedCom shall from time to time after the Distribution Date, and without additional consideration, execute such deeds, assignments and other instruments of conveyance as may be necessary or advisable to transfer or confirm legal, record ownership of assets (both real and personal) used by CAT in its businesses to or in CAT.

             (c) MedCom and CAT may from time to time find it desirable to combine and/or coordinate the purchase of various types of insurance from third party insurers. Should MedCom and CAT desire to combine and/or coordinate the purchase of insurance, it shall be done in such a way that is beneficial to both parties and would require each party to hold each other harmless from any and all Liabilities of whatever type that might arise out of the respective party's operations.

             (d) CAT with MedCom's cooperation shall also prepare and file with the Commission, an SB-2 registration statement and a Form 8, which shall include such information as is necessary to cause the SB-2 and the Form 8 to become effective under the Exchange Act as soon as practicable.

                                   ARTICLE III
                    TRANSACTIONS RELATING TO THE DISTRIBUTION

     3.01    ALLOCATION  OF  LIABILITIES  BETWEEN  MEDCOM  AND  CAT.

             (a) As of the Distribution Date, or as soon as possible after, CAT will become the obligor or guarantor, as applicable, of the Liabilities associated with the businesses being conducted by CAT and identified in Exhibit A to this agreement, replacing MedCom in such capacity. CAT shall assume liability for all of the Liabilities identified in Exhibit A, and indemnifies MedCom and holds MedCom harmless from all Liabilities resulting from them pursuant to the provisions of Article IV.

             (b) All intercompany account balances between MedCom and CAT for transactions occurring prior to the Distribution Date shall be settled by a payment in cash on or shortly after the Distribution Date.

     3.02 SATISFACTION OF ANY CLAIMS AGAINST MEDCOM. CAT agrees that, except as provided in the tax sharing agreement, the making of the reconciliation and assumptions described in Section 3.01 by the parties shall be in complete satisfaction of any claim which a party might otherwise have against the other as parent or shareholder by reason of dividends or tax benefits paid or made available between them at any time prior to the Distribution.

     3.03 ANCILLARY AGREEMENTS. On or prior to the date of this agreement, MedCom and CAT shall execute and deliver each Ancillary Agreement to which it is a party.


--------------------------------------------------------------------------------
Separation Agreement                                                Page 4 of 11

     3.04 COMPENSATION SHARES. CAT shall reserve for issuance an additional 12,000,000 shares of CAT common stock for employees of and consultants for MedCom as consideration and compensation for their efforts in effecting the transaction covered by this Agreement. Such shares shall be restricted shares but shall be covered by the CAT registration statement being filed for the restricted shares issued under this Agreement to the MedCom stockholders if issued prior to the effective date thereof.

     3.05 THE CAT BOARD. CAT and MedCom shall take all actions which may be required to elect or otherwise appoint, on or prior to the Distribution Date, William P. Williams as the sole director of CAT.

                                   ARTICLE IV
                                 INDEMNIFICATION

     4.01 INDEMNIFICATION BY MEDCOM. Except as otherwise set forth in the tax sharing agreement, MedCom shall indemnify, defend and hold harmless CAT and its respective directors, officers and employees and each of the heirs, executors, administrators, personal representatives, successors and assigns of any of the foregoing (the "CAT indemnitees") from and against any and all Liabilities of the CAT indemnitees arising out of or due to the failure or alleged failure of MedCom or any of its Affiliates to pay, perform or otherwise discharge in due course any item set forth in this Agreement.

     4.02 INDEMNIFICATION BY CAT. Except as otherwise set forth in the tax sharing agreement, CAT shall indemnify, defend and hold harmless MedCom and its respective directors, officers and employees and each of the heirs, executors, administrators, personal representatives, successors and assigns of any of the foregoing (the "MedCom indemnitees") from and against any and all Liabilities of the MedCom indemnitees arising out of or due to the failure or alleged failure of CAT or any of its Affiliates to pay, perform or otherwise discharge in due course any item set forth in this Agreement.

     4.03 LIMITATIONS ON INDEMNIFICATION OBLIGATIONS. The amount which any party (an "indemnifying party") is or may be required to pay to any other party (an "indemnitee") pursuant to Section 4.01 or Section 4.02 shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such indemnitee and actual cash reserves held by or for the benefit of such indemnitee, in reduction of the related liability. If an indemnitee shall have received the payment required by this agreement from an indemnifying party in respect of any liability and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such liability, then such indemnitee shall pay to such indemnifying party a sum equal to the amount of such Insurance Proceeds or other amounts actually received (up to but not in excess of the amount of any indemnity payment made under this Agreement). An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect to it, or, solely by virtue of the indemnification provisions of this Agreement, have any subrogation rights with respect to it, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions appearing in this agreement) by virtue of the indemnification provisions of this Agreement.


--------------------------------------------------------------------------------
Separation Agreement                                                Page 5 of 11

     4.04    PROCEDURE  FOR  INDEMNIFICATION.

             (a) If an indemnitee shall receive notice or otherwise learn of the assertion by a person (including, without limitation, any governmental entity) who is not a party to this agreement or to any of the Ancillary Agreements of any claim or of the commencement by any such person of any action (a "third party claim") with respect to which an indemnifying party may be obligated to provide indemnification pursuant to this agreement, such indemnitee shall give such indemnifying party written notice of it promptly after becoming aware of such third party claim; the failure of any indemnitee to give notice as provided in this Section 4.04 shall not relieve the related indemnifying party of its obligations under this
     Article IV, except to the extent that such indemnifying party is prejudiced by such failure to give notice. Such notice shall describe the third party claim in reasonable detail and, if ascertainable, shall indicate the amount (estimated if necessary) of the liability that has been or may be sustained by such indemnitee.

             (b) An indemnifying party may elect to defend or to seek to settle or compromise, at such indemnifying party's own expense and by such indemnifying party's own counsel, any third party claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with Section 4.04(a) (or sooner, if the nature of such third party claim requires it), the indemnifying party shall notify the related indemnitee if the indemnifying party elects not to defend or to seek to settle or compromise such third party claim, which election may be made only in the event of a good faith assertion by the indemnifying party that a claim was inappropriately tendered under Section 4.01 or 4.02. Unless an indemnifying party elects not to assume the defense of or to seek to settle or compromise a third party claim, such indemnifying party shall not be liable to such indemnitee under this article IV for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense of it; provided that if the defendants in any such claim include both the indemnifying party and one or more indemnitees, and in any indemnitee's reasonable judgment a conflict of interest between one or more of such indemnitees and such indemnifying party exists in respect of such claim, such indemnitees shall have the right to employ separate counsel to represent such indemnitees and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the indemnifying party) shall be paid by such indemnifying party; and provided further that the indemnifying party shall not be entitled to settle such action or claim on behalf of the indemnitee without the prior written consent of the indemnitee, which consent shall not unreasonably be withheld. For the purposes of this agreement, such consent shall be deemed to be reasonably withheld only if such settlement would, in addition to the payment of money, impose an unreasonable and material burden on the indemnitee, including without limitation a consent judgment or injunction. If an indemnifying party elects not to defend, or elects not to seek to settle or compromise, a third party claim, such indemnitee may defend or seek to compromise or settle such third party claim.

             (c) If an indemnifying p arty chooses to defend or to seek to compromise or settle any third party claim, the related indemnitee, at its own expense, shall make available to such indemnifying party any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for


--------------------------------------------------------------------------------
Separation Agreement                                                Page 6 of 11
     such defense, settlement or compromise, and shall otherwise cooperate in the defense, settlement or compromise of such third party claims.

             (d) Notwithstanding anything else in this Section 4.04 to the contrary, neither an indemnifying party nor an indemnitee shall settle or compromise any third party claim unless such settlement or compromise contemplates as an unconditional term of it the giving by such claimant or plaintiff to the indemnitee or the indemnifying party, respectively, of a written release from all liability with respect to such third party claim.

              (e) Any claim on account of a liability which does not result from a third party claim shall be asserted by written notice given by the indemnitee to the related indemnifying party. Such indemnifying party shall have a period of 30 days after the receipt of such notice within which to respond in writing to it. If such indemnifying party does not respond within such 30 day period, such indemnifying party shall be deemed to have rejected responsibility to make payment. If such indemnifying party does respond in writing within such 30 day period and rejects such claim in whole or in part, or in the event a claim is deemed to have been rejected, such indemnitee shall be free to pursue such remedies as may be available to such party under applicable law.

             (f)     In  addition  to  any adjustments  required  pursuant  to
     Section 4.03, if the amount of any liability shall, at any time subsequent to the payment required by this agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection with them, shall promptly be repaid by the indemnitee to the indemnifying party.

             (g) Upon the written demand of an indemnitee, an indemnifying party shall reimburse or advance funds to such indemnitee for all Liabilities reasonably incurred by it in connection with investigating or defending any third party claim in advance of its final disposition; provided that such reimbursement need be made only upon delivery to the indemnifying party of an undertaking by such indemnitee to repay all amounts so reimbursed or advanced if it shall ultimately be determined that such Indemnitee is not entitled to indemnification under this Article IV or otherwise.

             (h) In the event of payment by an indemnifying party to any indemnitee in connection with any third party claim, such indemnifying party shall be subrogated to and shall stand in the place of such indemnitee as to any events or circumstances in respect of which such indemnitee may have any right or claim relating to such third party claim against any claimant or plaintiff asserting such third party claim or against any other person. Such indemnitee shall cooperate with such indemnifying party in a reasonable manner, and at the cost and expense of such indemnifying party, in prosecuting, in its name or in the name of the indemnitee, any subrogated right or claim.

     4.05 REMEDIES CUMULATIVE. The remedies provided in this Article IV shall be cumulative and shall not preclude assertion by any indemnitee of any other rights or the seeking of any and all other remedies against any indemnifying party; provided that all remedies sought or asserted by an


--------------------------------------------------------------------------------
Separation Agreement                                                Page 7 of 11

Indemnitee against an indemnifying party with respect to a liability shall be limited by and be subject to the provisions of this Article IV.

     4.06 SURVIVAL OF INDEMNITIES. The obligations of each of (i) MedCom on the one hand, and (ii) CAT, on the other hand, under this Article IV, shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any loss of the other related to such assets, businesses or Liabilities.

                                    ARTICLE V
                              ACCESS TO INFORMATION

     5.01 ACCESS TO INFORMATION. From and after the distribution date, MedCom shall afford to CAT and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "information") within MedCom's possession or under MedCom's direction or control relating to CAT or MedCom insofar as such access is reasonably required by CAT. Similarly, CAT shall afford to MedCom and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to information within CAT's possession or under CAT's direction or control relating to MedCom or CAT insofar as such access is reasonably required by MedCom. Information may be requested under this article V for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this agreement the Ancillary Agreements and the transactions contemplated hereby and thereby. Except as otherwise provided herein, MedCom and CAT shall retain and keep confidential all information relating to the other party. The confidentiality obligation contained in this agreement shall not apply to information which (i) is not confidential at the time it is obtained by the party, (ii) becomes available to the party, through no fault of that party's employees, agents, successors or assigns under this agreement, from a third party source having no requirement of confidentiality to the other party to this agreement, (iii) falls into the public domain through no fault of the party, or (iv) is required to be disclosed by law or to a governmental agency.

     5.02 RETENTION OF RECORDS. Except as otherwise agreed to in writing, each of MedCom and CAT shall retain for a period of at least seven years, all information relating to the other; provided that after the expiration of such period, such information shall not be destroyed or otherwise disposed of at any time, except as otherwise provided in the Administrative Services Agreement.

     5.03 PRODUCTION OF WITNESSES. At all times from and after the Distribution Date, each of MedCom and CAT shall use reasonable efforts to make available to the other upon written request, its officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.


--------------------------------------------------------------------------------
Separation Agreement                                                Page 8 of 11

                                   ARTICLE VI
                                  MISCELLANEOUS

     6.01 COMPLETE AGREEMENT; CONSTRUCTION. This agreement, including any schedules and exhibits and the Ancillary Agreements and other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this agreement and the provisions of the tax sharing agreement or the Administrative Services Agreement, the provisions of the tax sharing agreement or the Administrative Services Agreement shall control.

     6.02 SURVIVAL OF AGREEMENTS. Except as otherwise contemplated by this agreement, all covenants and agreements of the parties contained in this agreement shall survive the Distribution Date.

     6.03 EXPENSES. Except as otherwise set forth in this agreement or any Ancillary Agreement, all costs and expenses arising prior to the distribution date (whether or not then payable) in connection with the consummation of the transactions contemplated by this agreement other than (i) the fees and expenses of any counsel, (ii) costs incurred in connection with any financing arrangements entered into by CAT, and (iii) fees of the National Association of Securities Dealers, Inc. incurred with respect to the authorization for quotation of the CAT corporate stock, all of which shall be paid by MedCom to the extent that appropriate documentation concerning such costs and expenses shall be provided to MedCom. Such costs and expenses shall include, without limitation, printing costs and other expenses related to the preparation, printing and Distribution of any registration statement and prospectus.

     6.04 GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws of it.

     6.05 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

         To  MedCom:      7975 North Hayden Road, Suite D-333
                          Scottsdale,  AZ  85258

         To  CAT:         33 West Jackson  Blvd., Suite 1618
                          Chicago, IL 60604-3749

     6.06 AMENDMENTS. This agreement may not be modified or amended except by an agreement in writing signed by both parties hereto.


--------------------------------------------------------------------------------
Separation Agreement                                                Page 9 of 11

     6.07 SUCCESSORS AND ASSIGNS. This agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     6.08 TERMINATION. This agreement may be terminated and the Distribution abandoned at any time prior to the distribution date by and in the sole discretion of the MedCom Board without the approval of CAT, or of MedCom shareholders. In the event of such termination, no party shall have any liability of any kind to any other party except that expenses incurred in connection with the transactions contemplated hereby shall be paid as provided in Section 6.04.

     6.09 NO THIRD-PARTY BENEFICIARIES. Except for the provisions of Article IV relating to indemnitees, this agreement is solely for the benefit of the parties to it and their respective Affiliates and shall not be deemed to confer upon third parties any remedy, claim, reimbursement, claim of action or other right in excess of those existing without reference to this agreement.

     6.10 TITLES AND HEADINGS. Titles and headings to sections in this agreement are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this agreement.

     6.12 LEGAL ENFORCEABILITY. Any provision of this agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of it. Any such prohibition or unenforceability shall not invalidate or render unenforceable such provision or remedies otherwise available to any party to this agreement. Without prejudice to any rights or remedies otherwise available to any party to this agreement, each party to this agreement acknowledges that damages would be inadequate remedy for any breach of the provisions of this agreement and agrees that the obligations of the parties under this agreement shall be specifically enforceable.

     6.13 DISPUTES. If a dispute arises between the parties under this or any Ancillary Agreement, the parties agree that the dispute will be submitted to a steering committee of two members, one appointed by each of party, the decision of such steering committee to be binding on both parties, and if resolution through the steering committee fails, the parties shall resort to final and binding arbitration (unless a lawsuit seeks injunctive relief or specific performance or if the lawsuit involves the tax free treatment of the spin off). In the event that any dispute is to be decided by arbitration, an arbitrator shall be selected under the Rules of the American Arbitration Association. Any arbitration shall be conducted in accordance with said rules then in effect and shall be binding on the parties hereto and enforceable in accordance therewith. The parties agree to waive, and not seek, consequential, special, indirect or incidental damages or punitive damages.


--------------------------------------------------------------------------------
Separation Agreement                                               Page 10 of 11

     In witness, the parties have caused this agreement to be duly executed as of the day and year first written above.

"MEDCOM"                                MEDCOM USA, INCORPORATED,
                                        a Delaware corporation


                                    By: /s/ William P. Williams
                                        ----------------------------------------
                                        William P. Williams, CEO

"CAT"                                   CARD ACTIVATION TECHNOLOGIES INC.,
                                        a Delaware corporation


                                    By: /s/ Michael Malet
                                        ----------------------------------------
                                        Michael Malet, Executive Vice President


--------------------------------------------------------------------------------
Separation Agreement                                               Page 11 of 11